Exhibit 99-2

Names and Addresses of Additional Reporting Persons:

Charles B. Johnson
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906

Rupert H. Johnson, Jr.
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906

Franklin Advisers, Inc.
One Franklin Parkway
San Mateo, CA  94403 1906



Franklin Custodian Funds on behalf of Franklin Income Fund

 /s/ROBERT C. ROSSELOT
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Robert C. Rosselot, Vice President
 and Assistant Secretary,  Franklin Custodian Funds